Exhibit 4.3

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

August 7, 2012

BY AND AMONG

U.S. BANK NATIONAL ASSOCIATION,
TRUSTEE,

ISLE OF CAPRI CASINOS, INC.

AND

THE SUBSIDIARY GUARANTORS
LISTED ON THE SIGNATURE PAGES HEREOF

7% SENIOR SUBORDINATED NOTES DUE 2014

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of August 7, 2012, by and among Isle of Capri Casinos, Inc., a Delaware corporation (the “Company”), the guarantors listed on the signature pages hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

A.            The Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an Indenture dated as of March 3, 2004 (the “Indenture”), by and among the Company, the Subsidiary Guarantors and the Trustee, pursuant to which the Company issued its 7% Senior Subordinated Notes due 2014 (the “Notes”).

B.            The Company has offered to purchase for cash any and all outstanding Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated July 24, 2012, as amended or supplemented from time to time (the “Tender Offer”).

C.            In connection with the Tender Offer, the Company has requested that Holders of the Notes deliver their consents with respect to the deletion of certain provisions of the Indenture.

D.            Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of not less than a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a tender offer for the Notes).

E.             The Holders of a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed modifications set forth in this First Supplemental Indenture in accordance with Section 9.02 of the Indenture.

F.             The Company has heretofore delivered or is delivering contemporaneously herewith to the Trustee (i) one or more Board Resolutions authorizing the execution of this First Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding recital and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 1.02 and 9.03 of the Indenture.

G.            All conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

It is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

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ARTICLE I

AMENDMENT OF INDENTURE

Section 1.1             Amendments.

Subject to Section 2.1, the Indenture is hereby amended by deleting in their entireties Sections 5.01(e), 5.01(f), 5.01(g), 5.01(h), 5.01(i), 5.14, 7.05(a), 8.01(a)(iii), 8.01(a)(v), 8.01(a)(vii), 8.01(a)(viii), 8.01(b)(iii), 10.04, 10.05, 10.06, 10.07, 10.09, 10.10, 10.11, 10.12, 10.13, 10.14, 10.15, 10.16, 10.17, 10.18, 10.19, 10.20 and 10.21 of the Indenture and replacing such sections with “[Intentionally Omitted.]”.  None of the Company, any Subsidiary Guarantor, the Trustee or other parties to or beneficiaries of the Indenture shall have any rights, obligations or liabilities under such sections, and such sections shall not be considered in determining whether an Event of Default has occurred or whether the Company or any Subsidiary Guarantor has observed, performed or complied with the provisions of the Indenture.

Section 1.2             Amendments to Definitions and Section References.

(a)           Subject to Section 2.1, the Indenture is hereby amended by deleting any definitions from the Indenture with respect to which references have been eliminated as a result of the amendments to the Indenture pursuant to Section 1.1.

(b)           Subject to Section 2.1, the Indenture is hereby amended by deleting therefrom any references to sections of the Indenture which have been deleted as a result of the amendments to the Indenture pursuant to Section 1.1 and replacing such references with “[Intentionally Omitted.]”.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1             Effect of First Supplemental Indenture.

The provisions of this First Supplemental Indenture shall be effective only upon execution and delivery of this instrument by the parties hereto.  Notwithstanding the foregoing sentence, the provisions of this First Supplemental Indenture shall become operative only upon the purchase by the Company, pursuant to the Tender Offer, of at least a majority in aggregate principal amount of the outstanding Notes, with the result that the amendments to the Indenture effected by this First Supplemental Indenture shall be deemed to be revoked retroactive to the date hereof if such purchase shall not occur.  The Company shall notify the Trustee promptly after the occurrence of such purchase or promptly after the Company shall determine that such purchase will not occur.  Except as amended hereby, the Indenture is in all respects ratified and confirmed and all the terms shall remain in full force and effect.  This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument, except that in the case of conflict the provisions of this First Supplemental Indenture shall control.

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Section 2.2             Capitalized Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 2.3             Successors.

All covenants and agreements in this First Supplemental Indenture by the Company and the Subsidiary Guarantors shall bind their successors and assigns, whether so expressed or not.

Section 2.4             Separability Clause.

In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.5             Governing Law.

This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.  This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of this First Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 2.6             Counterparts.

This First Supplemental Indenture may be signed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ISLE OF CAPRI CASINOS, INC.

By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Chief Legal Officer and Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Kathy L. Mitchell
	Name:	Kathy L. Mitchell
	Title:	Vice President

BLACK HAWK HOLDINGS, L.L.C.
CCSC/BLACKHAWK, INC.
IC HOLDINGS COLORADO, INC.
IOC BLACK HAWK COUNTY, INC.
IOC-BLACK HAWK DISTRIBUTION COMPANY, LLC
IOC-BOONVILLE, INC.
IOC CAPE GIRARDEAU, LLC
IOC-CARUTHERSVILLE, L.L.C.
IOC-DAVENPORT, INC.
IOC HOLDINGS, L.L.C.
IOC-KANSAS CITY, INC.
IOC-LULA, INC.
IOC-NATCHEZ, INC.
IOC SERVICES, L.L.C.
IOC-VICKSBURG, INC.
IOC-VICKSBURG, L.L.C.
ISLE OF CAPRI BETTENDORF, L.C.
ISLE OF CAPRI BETTENDORF MARINA CORPORATION
ISLE OF CAPRI BLACK HAWK CAPITAL CORP.
ISLE OF CAPRI BLACK HAWK, L.L.C.
ISLE OF CAPRI MARQUETTE, INC.
PPI, INC.
RAINBOW CASINO-VICKSBURG PARTNERSHIP, L.P.
RIVERBOAT CORPORATION OF MISSISSIPPI
RIVERBOAT SERVICES, INC.
ST. CHARLES GAMING COMPANY, INC.

By:	/s/ Edmund L. Quatmann, Jr.
Name:	Edmund L. Quatmann, Jr.
Title:	Chief Legal Officer and Secretary